EXHIBIT 23.1

CONSENT OF CHERRY, BEKAERT & HOLLAND, L.L.P.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated November 30, 2004, with respect to the financial statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan as of and for the year ended September 30, 2004, included in this Annual Report (Form 11-K) in each of the following:

(i) the Registration Statement (Form S-8 No. 333-77237) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Stock Purchase Plan, the Rock-Tenn Company 1989 Stock Option Plan and the Rock-Tenn Company 1987 Stock Option Plan, and

(ii) the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan.

Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia
December 17, 2004

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